Exhibit 99.1
Press Release
For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-528-7000 x363
Benjamin Franklin Bancorp Reports Results for Third Quarter of 2005
FRANKLIN, MASSACHUSETTS (October 18, 2005): Benjamin Franklin Bancorp, Inc. (the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported net income of $1.3 million, or $.16 per share, for the quarter ended September 30, 2005.
For the nine months ended September 30, 2005, the Company reported a loss of $882,000. The loss was the result of two non-recurring charges recorded in the second quarter of 2005: a) a $4.0 million contribution made to the Benjamin Franklin Bank Charitable Foundation (loss of $2.6 million on an after-tax basis), and b) the recognition of a net loss of $1.0 million on the sale/write-down of bank-owned land (loss of $1.0 million after tax). Excluding these non-recurring charges, the Company earned $2.8 million in the first nine months of 2005. Because shares had not been issued and outstanding during the entire period, earnings per share have not been reported for the nine months ended September 30, 2005.
The Company’s Employee Stock Ownership Plan (“ESOP”) made additional open market purchases in the third quarter amounting to 132,700 shares, bringing the total purchased through September 30, 2005 to 432,700. Total shares outstanding on that date were 8,066,825, resulting in a book value per share and tangible book value per share of $13.35 and $8.61, respectively. The remaining 45,494 shares to be acquired by the ESOP were purchased in the first two weeks of October, 2005.
Thomas R. Venables, President and Chief Executive Officer, noted: “We are encouraged by the improvement in our core earnings in the third quarter, which have risen to $1.3 million from $1.1 million in the second quarter, excluding non-recurring charges. We will almost certainly face a more challenging environment in the next year due to increases in market interest rates and a corresponding expected slowdown in commercial and residential real estate lending activity. We will continue to work toward implementing a growth strategy focused on building profitable lending and deposit relationships. ”
Since December 31, 2004, the Company’s balance sheet has increased by $338.8 million, or 65.5%, to $856.2 million. $260.4 million of that increase was the result of the acquisition of Chart Bank on April 4, 2005, and consisted of the following major asset and liability components: loans, $184.0 million; securities, $39.9 million; cash deployed by CSSI, the Bank’s ATM servicing subsidiary, $28.9 million; deposits, $216.9 million; and borrowed funds, $25.5 million.
The gross loan portfolio increased by $222.2 million, or 57.5%, over the first nine months of 2005. While the Chart Bank acquisition accounted for $184.0 million of that growth, another $38.2 million of net loan growth was generated internally, primarily in commercial real estate and construction loans. With the addition of the Chart Bank loan portfolio and internal growth, commercial loans have grown to 46.3% of total loans, compared to 30.8% at December 31, 2004. The Company remains committed to the further expansion of its commercial lending business over the next several years.
In the nine months ended September 30, 2005, the Company’s deposits have increased by $208.0 million, or 52.5%, to $604.5 million. The Chart Bank acquisition added $216.9 million, resulting in a change in the mix of deposits, with certificate accounts accounting for 40.5% of total deposits at September 30, 2005, compared with 34.6% at year end 2004. In the third quarter of 2005, the Bank experienced net deposit outflows aggregating $24.4 million, spread across most deposit product types. This outflow was in part caused by seasonal factors and in part by net withdrawals from former Chart Bank customer accounts. As a result, the Bank increased its borrowings by $20.0 million during the third quarter of 2005.
Asset quality remains strong at the close of the third quarter, with non-performing assets as a percentage of total assets at .05% as of September 30, 2005. The allowance for loan losses stood at .93% of total loans at quarter end, representing 1,207.1% of non-performing loans on that date.
The Company’s net interest margin (“NIM”) was 3.34% for the three months ended September 30, 2005, an increase of 28 basis points compared to the third quarter of 2004. Over the past twelve months, the NIM has benefited from the increase in higher-yielding commercial loans, as well as from the wider NIM provided by Chart Bank’s balance sheet, which was more heavily invested in commercial assets than that of Benjamin Franklin. This widening of the NIM coupled with balance sheet growth resulted in a $2.7 million increase in net interest income, which rose to $6.3 million in the three months ended September 30, 2005 from $3.7 million in the comparable period in 2004.
Non-interest income for the quarter totaled $1.3 million, an increase of $870,000 compared to the third quarter of 2004. This increase reflects the addition of deposit and loan fees associated with former Chart Bank accounts, as well as fee revenue generated by CSSI, the Bank’s ATM servicing subsidiary. For the quarter, those CSSI fees amounted to $493,000.
The Company’s efficiency ratio for the quarter (excluding amortization of the core deposit intangible and gains/losses on sales of bank assets) improved to 64.5% from 75.7% in the year earlier period. Although operating expenses have increased in order to support the Company’s lending growth, the leverage to the Company’s existing expense structure provided by the Chart Bank acquisition more than offset these expense increases.
Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS

Cash and due from banks	$20,641	$8,691
Cash supplied by CSSI to ATM customers	27,508	—
Short-term investments	13,546	5,513

Total cash and cash equivalents	61,695	14,204

Securities available for sale, at fair value	117,105	86,070
Securities held to maturity, at amortized cost	133	217
Restricted equity securities, at cost	10,015	6,975

Total securities	127,253	93,262

Loans:
Residential real estate mortgage	290,195	241,090
Commercial real estate mortgage	215,776	85,911
Construction mortgage	47,297	28,651
Commercial business	18,931	4,375
Consumer	35,226	25,370
Net deferred loan costs	1,292	1,148

Total loans	608,717	386,545
Allowance for loan losses	(5,631)	(3,172)

Loans, net	603,086	383,373

Premises and equipment, net	9,217	11,147
Accrued interest receivable	2,988	1,490
Goodwill	33,762	4,248
Core deposit intangible	4,489	—
Bank-owned life insurance	7,386	7,182
Other assets	6,299	2,487

	$856,175	$517,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Regular savings accounts	$103,455	$95,875
Money market accounts	99,243	53,167
Now accounts	29,508	22,460
Demand deposit accounts	127,425	87,776
Time deposit accounts	244,855	137,221

Total deposits	604,486	396,499

Short-term borrowings	—	4,250
Long-term debt	137,926	81,000
Other liabilities	6,031	4,316

Total liabilities	748,443	486,065

Common stock, no par value; authorized 75,000,000 shares; issued 8,488,898 shares at September 30, 2005	—	—
Additional paid-in capital	82,845	—
Retained earnings	31,860	32,997
Unallocated common shares held by ESOP	(4,797)	—
Accumulated other comprehensive loss	(2,176)	(1,669)

Total stockholders’ equity	107,732	31,328

	$856,175	$517,393

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Interest and dividend income	$10,029	$5,419	$24,928	$15,223
Interest expense	3,709	1,757	8,921	5,025

Net interest income	6,320	3,662	16,007	10,198

Provision for loan losses	152	150	648	470

Net interest income, after provision for loan losses	6,168	3,512	15,359	9,728

Other income (charges):
Deposit service fees	356	198	857	682
Loan servicing fees	126	11	331	188
ATM servicing fees	493	—	1,002	—
Gain on sale of loans, net	52	8	72	106
Gain on sales of securities, net	—	—	—	8
Loss on sale/write-down of bank-owned land, net	—	—	(1,020)	—
Income from bank-owned life insurance	83	48	204	145
Miscellaneous	204	179	605	538

Total other income	1,314	444	2,051	1,667

Operating expenses:
Salaries and employee benefits	2,529	1,962	7,010	5,679
Occupancy and equipment	654	289	1,753	1,035
Data processing	468	345	1,339	1,047
Professional fees	257	74	624	191
Contribution to Benjamin Franklin Bank Charitable Foundation	—	—	4,000	—
Amortization of core deposit intangible	445	45	1,044	136
Other general and administrative	986	430	2,174	1,369

Total operating expenses	5,339	3,145	17,944	9,457

Income (loss) before income taxes	2,143	811	(534)	1,938

Provision for income taxes	814	277	348	626

Net income (loss)	$1,329	$534	$(882)	$1,312

Earnings per share:
Basic	$0.16	n/a	n/a	n/a
Diluted	$0.16	n/a	n/a	n/a

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands except share and per share data)

	At or For the Three Months
	Ended Sept 30,
	2005	2004
	(Unaudited)
Financial Highlights:
Net interest income	$6,320	$3,662
Net income	$1,329	$534
Shares outstanding — end of period	8,066,825	n/a
Weighted average shares outstanding :
Basic	8,148,113	n/a
Diluted	8,148,113	n/a
Earnings per share:
Basic	$0.16	n/a
Diluted	$0.16	n/a
Shareholders’ equity — end of period	$107,732	$30,800
Book value per share — end of period	$13.35	n/a
Tangible book value per share — end of period	$8.61	n/a

Ratios and Other Information:
Return on average assets	0.61%	0.42%
Return on average equity	4.84%	7.05%
Net interest rate spread (1)	2.92%	2.69%
Net interest margin (2)	3.34%	3.06%
Efficiency ratio (3)	64.54%	75.65%
Non-interest expense to average total assets	2.46%	2.47%
Average interest-earning assets to average interest-bearing liabilities	121.45%	124.84%

At period end:
Non-performing assets to total assets	0.05%	0.07%
Non-performing loans to total loans	0.08%	0.10%
Allowance for loan losses to non-performing loans	1207.13%	844.05%
Allowance for loan losses to total loans	0.93%	0.80%

Equity to total assets	12.58%	5.90%
Tier 1 leverage capital ratio	9.79%	7.42%
Total risk-based capital ratio	15.48%	12.65%

Number of full service offices	9	6

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding net gains (losses) on sale of bank assets).

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Three Months Ended September 30,
	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$607,136	$8,716	5.70%	$365,231	$4,578	4.99%
Investment securities	128,734	1,213	3.74%	103,982	820	3.14%
Short-term investments	15,139	100	2.62%	7,185	21	1.16%

Total interest-earning assets	751,009	10,029	5.30%	476,398	5,419	4.53%
Non-interest-earning assets	111,195			30,449

Total assets	$862,204			$506,847

Interest-bearing liabilities:
Savings deposits	$106,123	133	0.50%	$100,300	125	0.50%
Money market	106,015	432	1.62%	52,500	124	0.94%
NOW accounts	36,438	12	0.13%	23,736	9	0.15%
Certificates of deposits	247,960	1,798	2.88%	135,643	827	2.43%

Total deposits	496,536	2,375	1.90%	312,179	1,085	1.38%
Borrowings	121,854	1,334	4.34%	69,427	672	3.85%

Total interest-bearing liabilities	618,390	3,709	2.38%	381,606	1,757	1.83%
Non-interest bearing liabilities	134,899			95,111

Total liabilities	753,289			476,717
Equity	108,915			30,130

Total liabilities and equity	$862,204			$506,847

Net interest income		$6,320			$3,662

Net interest rate spread (2)			2.92%			2.69%
Net interest-earning assets (3)	$132,619			$94,792

Net interest margin (4)			3.34%			3.06%
Average interest-earning assets to interest-bearing liabilities			121.45%			124.84%

(1)	Yields and rates for the three months ended September 30, 2005 and 2004 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income as a percent of average interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Nine Months Ended September 30,
	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$528,411	$21,656	5.48%	$327,700	$12,567	5.12%
Investment securities	116,350	2,928	3.37%	109,897	2,549	3.10%
Short-term investments	19,230	344	2.39%	15,382	107	0.93%

Total interest-earning assets	663,991	24,928	5.02%	452,979	15,223	4.49%
Non-interest-earning assets	84,433			31,055

Total assets	$748,424			$484,034

Interest-bearing liabilities:
Savings deposits	$103,492	391	0.50%	$99,172	369	0.50%
Money market	93,744	1,099	1.57%	51,779	331	0.85%
NOW accounts	31,584	52	0.22%	23,955	27	0.15%
Certificates of deposits	211,602	4,256	2.69%	133,492	2,494	2.50%

Total deposits	440,422	5,798	1.76%	308,398	3,221	1.40%
Borrowings	100,931	3,123	4.14%	53,421	1,804	4.51%

Total interest-bearing liabilities	541,353	8,921	2.20%	361,819	5,025	1.86%
Non-interest bearing liabilities	125,076			92,257

Total liabilities	666,429			454,076
Equity	81,995			29,958

Total liabilities and equity	$748,424			$484,034

Net interest income		$16,007			$10,198

Net interest rate spread (2)			2.82%			2.63%
Net interest-earning assets (3)	$122,638			$91,160

Net interest margin (4)			3.22%			3.01%
Average interest-earning assets to interest-bearing liabilities			122.65%			125.20%

(1)	Yields and rates for the nine months ended September 30, 2005 and 2004 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income as a percent of average interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three	Three	Nine	Nine
	months	months	months	months
	ended	ended	ended	ended
	September	September	September	September
	30, 2005	30, 2004	30, 2005	30, 2004

Net Income (GAAP)	$1,329	$534	$(882)	$1,312
Add back contribution to the Benjamin Franklin Bank Charitable Foundation (after tax)	—	—	2,640	—
Add back net loss on sale of bank assets (after tax)	—	—	1,020	—

	$1,329	$534	$2,778	$1,312

Efficiency Ratio (GAAP)	69.93%	76.6%	99.2%	79.7%
Effects of amortization of intangible assets	(5.9)%	(1.1)%	(5.5)%	(1.2)%
Effects of contribution to the Benjamin Franklin Bank Charitable Foundation	—	—	(21.1)%	—
Effects of net gain (loss) on sale of bank assets	.5%	.2%	(4.9)%	.8%

	64.5%	75.7%	67.7%	79.3%